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                                                  Exhibit (9)(pp)





             ______________________________________________________
             ______________________________________________________


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG



                     THE LATIN AMERICA INVESTMENT FUND, INC.
                       THE LATIN AMERICA EQUITY FUND, INC.
                              THE CHILE FUND, INC.
                         THE BRAZILIAN EQUITY FUND, INC.
                            THE INDONESIA FUND, INC.
                           THE FIRST ISRAEL FUND, INC.
                             THE PORTUGAL FUND, INC.
               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                               THE RBB FUND, INC.



                                       AND


                        THE FIRST NATIONAL BANK OF BOSTON



                          Dated as of December 15, 1994

             ______________________________________________________
             ______________________________________________________

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                      AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 15, 1994, by and among THE LATIN AMERICA INVESTMENT FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the Investment Company Act of 1940, as amended (the "1940 ACT") (the "LA INVESTMENT FUND"); THE LATIN AMERICA EQUITY FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "LA EQUITY FUND"); THE CHILE FUND, INC. , a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "CHILE FUND"); THE BRAZILIAN EQUITY FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "BRAZILIAN EQUITY FUND"); THE INDONESIA FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "INDONESIA FUND"); THE FIRST ISRAEL FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "FIRST ISRAEL FUND"); THE PORTUGAL FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "PORTUGAL FUND"); THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "TELECOMMUNICATIONS FUND"); THE EMERGING MARKETS INFRASTRUCTURE FUND, INC., a closed-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "INFRASTRUCTURE FUND"); and THE RBB FUND, INC., an open-end management investment company incorporated under the laws of Maryland and registered under the 1940 Act (the "RBB FUND"), acting on behalf of the following portfolios (each a "PORTFOLIO" and collectively, the "PORTFOLIOS"):
BEA Emerging Markets Equity Portfolio, BEA Global Fixed Income Portfolio, BEA International Equity Portfolio, BEA Municipal Bond Fund Portfolio, BEA Strategic Fixed Income Portfolio, BEA U.S. Core Equity Portfolio, and BEA U.S. Core Fixed Income Portfolio (each of the LA Investment Fund, the LA Equity Fund, the Chile Fund, the Brazilian Equity Fund, the Portugal Fund, the First Israel Fund, the Indonesia Fund, the Telecommunications Fund, the Infrastructure Fund and the RBB Fund being herein sometimes referred to as a "BORROWER" and collectively, the "BORROWERS") and THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "BANK").

     WHEREAS, the Latin America Investment Fund, the Latin America Equity Fund, the Chile Fund and the Brazilian Equity Fund (collectively, the "EXISTING BORROWERS") and the Bank entered into a Credit Agreement dated as of December 31, 1993 (the "PRIOR AGREEMENT") providing for advances to be made by the Bank to the Existing Borrowers for temporary or emergency purposes; and

     WHEREAS, the Existing Borrowers and the Bank desire to amend and restate the Prior Agreement to add the Portugal Fund, the First Israel Fund, the Indonesia Fund, the Telecommunications Fund, the Infrastructure Fund and the RBB Fund, acting on behalf of the Portfolios (collectively, the "NEW BORROWERS") as Borrowers; and


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     WHEREAS, each of the Borrowers is authorized to borrow money for its own temporary or emergency purposes, or the temporary or emergency purposes of the Portfolios, and desires to enter into this Agreement so that it may borrow funds from the Bank from time to time for such purposes; and

     WHEREAS, the Bank is willing to advance funds to the Borrowers from time to time on a demand, discretionary basis on the terms and subject to the conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties set forth herein, the parties hereto agree as follows:


     Section 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1. DEFINITIONS. As used herein, the following terms shall have meanings assigned to them below:

     ADJUSTED EURODOLLAR RATE. Applicable to any Interest Period, shall mean a rate per annum determined pursuant to the following formula:

               AER       =    [   LIBOR   ]*
                              ---------------
                              [   1.00 - RP ]

               AER       =    Adjusted Eurodollar Rate
               LIBOR     =    London Interbank Offered Rate
               RP        =    Reserve Percentage

          *The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

Where:

          "LONDON INTERBANK OFFERED RATE" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Bank to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Bank by first-class banks in the London interbank Eurodollar market on or about 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

          "RESERVE PERCENTAGE" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Bank during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Bank with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     AFFECTED LOANS.  As defined in Section 2.8(a).

     AFFILIATED PERSON. As defined in the 1940 Act and the rules and regulations promulgated thereunder.

     AGREEMENT. This Amended and Restated Credit Agreement as originally executed, or if amended or supplemented from time to time, as so amended or supplemented. References to the Agreement shall mean and include references to each of the Exhibits and Schedules hereto.

     BANK.  As defined in the preamble hereof.

     BASE RATE. The greater of (i) the annual rate of interest announced from time to time by the Bank at its Head Office as its "Base Rate", and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     BASE RATE LOAN.  A Loan that bears interest at the Base Rate.

     BORROWER and BORROWERS.  As defined in the preamble hereof.

     BORROWING DATE. The date on which any Loan is made or is to be made hereunder.

     BRAZILIAN EQUITY FUND.  As defined in the preamble hereof.

     BUSINESS DAY. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts or New York, New York are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank Eurodollar market.

     CHILE FUND.  As defined in the preamble hereof.

     CUSTODIAN.  The entity that acts as a Borrower's custodian for purposes of
Section 17(f) of the 1940 Act or, if the RBB Fund has more than one custodian for the assets of the Portfolios, the entity that acts as custodian for the assets of each Portfolio.

     DEFAULT.  As defined in Section 6.1 hereof.

     EURODOLLAR LOAN. Any Loan bearing interest at a rate determined with reference to the Adjusted Eurodollar Rate.

     EVENT OF DEFAULT.  As defined in Section 6.1 hereof.

     EXISTING BORROWERS.  As defined in the preamble hereof.

     FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal Funds brokers of recognized standing selected by the Bank.

     FIRST ISRAEL FUND.  As defined in the preamble hereof.

     HEAD OFFICE. The head office of the Bank, which at present is located at 100 Federal Street, Boston, Massachusetts 02110.

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as indebtedness, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt for money borrowed and similar extensions of credit, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guaranties, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly, or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

     INDONESIA FUND.  As defined in the preamble hereof.

     INFRASTRUCTURE FUND.  As defined in the preamble hereof.

     INTEREST PERIOD. With respect to each Eurodollar Loan made to a Borrower, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending seven, 14 or 30 days thereafter, as such Borrower may elect in the applicable Loan Request delivered pursuant to Section 2.2(a), or continuation notice delivered pursuant to Section 2.5(b); PROVIDED that:

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

          (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than seven days; and if any Interest Period applicable to such Loan would be for a shorter period, such Interest Period shall not be available hereunder; and

          (v) the Interest Period for any Eurodollar Loan made to any Portfolio of the RBB Fund may not exceed seven days.

     INVESTMENT ADVISER.  BEA Associates, a New York general partnership.

     LA EQUITY FUND.  As defined in the preamble hereof.

     LA INVESTMENT FUND.  As defined in the preamble hereof.

     LOAN or LOANS.  As defined in Section 2.1 hereof.

     LOAN ACCOUNT.  As defined in Section 2.3 hereof.

     LOAN REQUEST.  As defined in Section 2.2(a) hereof.

     MAXIMUM AMOUNT. With respect to each Borrower or, if applicable, each Portfolio, and at the relevant time of reference thereto, an amount equal to the lesser of the following:

          (i)   until the Termination Date, $50,000,000, or

          (ii) at all times, and when added to all other indebtedness of such Borrower incurred for itself or on behalf of such Portfolio, as applicable, then outstanding, 25% of the value of the net assets of such Borrower or such Portfolio at such time, or

          (iii) the maximum amount such Borrower is permitted to borrow for itself or on behalf of such Portfolio, as applicable, at such time under
     (a) applicable federal or state laws, statutes and regulations, including without limitation the asset coverage requirements of Section 18(a)(1) of the 1940 Act, (b) agreements (whether or not having the force of law) by such Borrower for itself or on behalf of such Portfolio, as applicable, with federal, state, local or foreign governmental agencies, authorities or regulators, as more particularly described in Part 1 of SCHEDULE I hereto, as amended and in effect from time to time, and (c) limitations on borrowing adopted by such Borrower for itself or on behalf of such Portfolio, as applicable, and described in its Registration Statement, Prospectus or Statement of Additional

     Information, if applicable, or elsewhere, as more particularly described in
     Part 2 of SCHEDULE I hereto, as amended and in effect from time to time.

Although it will be within the discretion of the Bank whether it makes Loans under this Agreement, each Borrower understands that the Bank may use the Maximum Amount as a ceiling on Loans.

     NEW BORROWERS.  As defined in the preamble hereof.

     1940 ACT.  As defined in the preamble hereof.

     PORTFOLIO.  As defined in the preamble hereof.

     PORTUGAL FUND.  As defined in the preamble hereof.

     PRIOR AGREEMENT.  As defined in the preamble hereof.

     PROSPECTUS. With respect to the LA Investment Fund, such Borrower's Prospectus dated September 20, 1994; with respect to the LA Equity Fund, such Borrower's Prospectus dated September 20, 1994; with respect to the Chile Fund, such Borrower's Prospectus dated July 7, 1993; respect to the Brazilian Equity Fund, such Borrower's Prospectus dated April 3, 1992; with respect to the Indonesia Fund, such Borrower's Prospectus dated March 1, 1990; with respect to the First Israel Fund, such Borrower's Prospectus dated October 22, 1992; with respect to the Portugal Fund, such Borrower's Prospectus dated November 1, 1989; with respect to the Telecommunications Fund, such Borrower's Prospectus dated June 17, 1992; with respect to the Infrastructure Fund, such Borrower's Prospectus dated December 21, 1993; and with respect to the Portfolios, such Portfolios' Prospectus or Prospectuses, each dated June 29, 1994.

     RBB FUND.  As defined in the preamble hereof.

     REGISTRATION STATEMENT. The most recent Registration Statement on Form N-2 or Form N-1A, as applicable, filed by each Borrower with, and declared effective by, the Securities and Exchange Commission and amended from time to time, pursuant to the 1940 Act.

     REGULATION U. Regulation U promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     STATEMENT OF ADDITIONAL INFORMATION. The Statement of Additional Information that must be provided by the LA Investment Fund, the LA Equity Fund and the RBB Fund on behalf of the Portfolios to recipients of its or their Prospectuses upon request, pursuant to the rules and regulations of the Securities and Exchange Commission.

     TELECOMMUNICATIONS FUND.  As defined in the preamble hereof.

     TERMINATION DATE. December 31, 1995, or such earlier date on which the Bank in its discretion shall have terminated the credit facility provided for in this Agreement and made demand for the repayment of all amounts then outstanding hereunder.

     Section 1.2. INTERPRETATION. All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by generally accepted accounting principles in the United States of America, unless the context otherwise requires. Each reference herein to a particular person or entity (including, without limitation, the Bank) shall include a reference to the successors and permitted assigns of such person or entity. The words "herein", "hereof", "hereunder", and words of like import shall refer to this Agreement as a whole and not to any particular Section or subdivision of this Agreement.

     Section 2.  CREDIT FACILITY.

     Section 2.1. CREDIT FACILITY. Subject to the terms and conditions set forth in this Agreement, the Bank agrees to make revolving loans ("LOANS") to each Borrower from time to time in the Bank's discretion on any Business Day during the period from the date hereof to (but not including) the Termination Date, as may be requested by any Borrower for itself or on behalf of a Portfolio. Each Loan made by the Bank shall be in the principal amount stated in the applicable Loan Request, and shall be in a minimum amount of at least $1,000,000 and an integral multiple of $500,000 (or the balance of the applicable unborrowed Maximum Amount), PROVIDED that at no time shall the aggregate outstanding principal amount of all Loans made to any Borrower for its own account or for the account of a Portfolio exceed the Maximum Amount applicable to such Borrower or Portfolio; and PROVIDED, FURTHER that at no time shall the aggregate outstanding principal amount of all Loans to all Borrowers exceed $50,000,000. Within the limits of the provisions of this Section 2.1, each Borrower may borrow, pay or prepay pursuant to Section 2.7 and reborrow under this Section 2.1.

     Section 2.2. NOTICE AND MANNER OF BORROWING. All Loans shall be requested and funded in accordance with the procedures set forth below:

     (a) LOAN REQUESTS. Each request by a Borrower for a Loan hereunder shall be made by telephonic notice to the Bank (a "LOAN REQUEST") prior to 11:30 a.m., Boston time, on the Borrowing Date in the case of Base Rate Loans, and three days prior to the Borrowing Date in the case of Eurodollar Loans. Each Loan Request shall be irrevocable and shall state (i) the principal amount of the requested Loan; (ii) the interest rate to be applicable thereto; (iii) in the case of Eurodollar Loans; the Interest Period requested for such Loan (subject to the definition of Interest Period); and (iv) in the case of Loans to the RBB Fund, the Portfolio for which the Loan is being requested. Each Loan Request shall also state the maximum amount such Borrower is then permitted to borrow hereunder, for itself or on behalf of the relevant Portfolio, as applicable, determined in accordance with the definition of Maximum Amount. Each Loan Request shall be made by a duly authorized representative of such Borrower, as specified by such Borrower in writing from time to time, and the Bank may rely upon any telephone request that it reasonably believes is made by such a representative. Each Loan Request shall promptly be followed by a written confirmation thereof, substantially in the form of EXHIBIT A hereto, PROVIDED that if such written confirmation differs in any material respect from the action of the Bank taken in good faith reliance upon such telephone request, the records of the Bank shall control absent manifest error.

     Each Loan Request made by a Borrower shall constitute a representation and warranty by such Borrower to the Bank that (i) the Loan requested thereby is permitted under such Borrower's Prospectus, Registration Statement and, if applicable, Statement of Additional Information; (ii) such

Loan will not, when made, cause the aggregate outstanding principal amount of all Loans of all Borrowers hereunder to exceed $50,000,000; (iii) the proceeds of such Loan will be used by such Borrower for itself or on behalf of the applicable Portfolio only in accordance with the provisions of Section 2.11 hereof; and (iv) all of the representations and warranties of such Borrower contained in Section 4 hereof are true and correct on and as of the date of such Loan Request and the date of such Loan as though made on and as of such dates.

     (b) FUNDING THE LOANS. If, upon receipt of a Loan Request in accordance with Section 2.2(a) hereof, the Bank is willing, in its discretion, to make a Loan to the requesting Borrower for itself or on behalf of a Portfolio, the Bank shall make such Loan by depositing or wiring the proceeds thereof, on the same day in immediately available funds and at the applicable Borrower's expense, to an account maintained on behalf of such Borrower or Portfolio by the Custodian of such Borrower or Portfolio in accordance with the wiring instructions set forth in SCHEDULE II hereto, as amended by such Borrower and in effect from time to time.

     Section 2.3. LOAN ACCOUNT. The Bank will maintain a separate account on its books for each Borrower and each Portfolio (each a "LOAN ACCOUNT") on which will be recorded, in accordance with the Bank's customary accounting practice,
(a) all Loans made by the Bank to such Borrower for its own account or for the account of such Portfolio, (b) all payments on such Loans made by such Borrower for its own account or for the account of such Portfolio to the Bank, and (c) all other charges and expenses properly chargeable to such Borrower for its own account or for the account of such Portfolio hereunder. The debit balance of each Loan Account shall reflect the amount of the applicable Borrower's indebtedness incurred for its own account or the account of its Portfolios from time to time to the Bank hereunder and, in the absence of manifest error, shall constitute conclusive evidence of the indebtedness of such Borrower incurred for its own account or for the account of its Portfolios to the Bank hereunder.

     Section 2.4. REPAYMENT OF LOANS. Each Loan made hereunder shall be payable on demand or upon the termination of the credit facility provided hereunder, as contemplated by Section 2.12; PROVIDED that if demand is not earlier made, each Base Rate Loan shall mature and the principal amount thereof become due and payable in full on the seventh day following the date of the making of such Base Rate Loan, in the case of Loans to the Portfolios, and on the Termination Date, in the case of Loans to all other Borrowers; and each Eurodollar Loan shall mature and the principal amount thereof become due and payable on the last day of the applicable Interest Period. Only the relevant Borrower or the assets of the relevant Portfolio, as applicable, shall be liable for the due and punctual payment of each such Loan made to such Borrower for its own account or the account of such Portfolio, together with interest accrued thereon and any other amounts payable with respect thereto.

     Section 2.5.  INTEREST.

     (a) INTEREST RATE ON LOANS. Except as otherwise provided in Section 2.5(d) below, the outstanding principal amount of each Loan shall bear interest until maturity at (i) the Base Rate, or (ii) the Adjusted Eurodollar Rate plus 1-1/2%, as selected by the applicable Borrower from time to time in its Loan Request. Interest accrued on each Base Rate Loan shall be paid by the applicable Borrower on the last day of each calendar quarter and upon demand by the Bank for repayment of such Loan. Interest accrued on each Eurodollar Loan shall be paid on the last day of the Interest Period applicable thereto and upon demand by the Bank for repayment of such Loan.

     (b) DURATION OF INTEREST PERIODS. Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Eurodollar Loan shall be as specified in the applicable Loan Request delivered pursuant to Section 2.2(a). The applicable Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 10:00 a.m. Boston time three Business Days before the end of the then applicable Interest Period.

     If the Bank does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan within the applicable time limits specified therein, or if, when such notice must be given, the Bank shall not then be willing, in its sole discretion, to continue such Loan or a Default or Event of Default then exists, the applicable Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     Notwithstanding the foregoing, no Borrower may select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Termination Date.

     (c) OVERDUE PRINCIPAL AND INTEREST. Overdue principal and (to the extent permitted by applicable law) interest on each Loan and all other overdue amounts payable hereunder shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent above the greater of (i) the interest rate then in effect for such Loan and (ii) the Base Rate, until such amount shall be paid in full (whether before or after judgment).

     (d) LIMITATION ON INTEREST. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the rate then permitted by applicable law.

     Section 2.6.  PLACE AND MODE OF PAYMENTS; COMPUTATIONS.

     (a) Each payment made or caused to be made by a Borrower to the Bank under this Agreement shall be made directly to the Bank in United States Dollars at the Bank's Head Office ABA #011-000-390 Attention: Loretta Barrasso, Commercial Loan Services, not later than 2:00 p.m., Boston time, on the due date of each such payment, and in immediately available and freely transferable funds.

     (b) If any sum would, but for the provisions of this subsection (b), become due and payable to the Bank by any Borrower on any day that is not a Business Day, then such sum shall become due and payable on the next succeeding Business Day, and interest payable to the Bank under this Agreement shall be adjusted by the Bank accordingly.

     (c) All computations of interest and fees hereunder shall be made by the Bank on the basis of a 360-day year and paid for the actual number of days elapsed.

     (d) The Bank will determine the Base Rate in effect from time to time. Any change in the Base Rate shall, for all purposes of this Agreement, become effective on, and from the beginning of, the day on which such change shall first be announced or determined by the Bank in accordance with the Bank's customary banking practices.

     (e) Each payment by a Borrower under this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction or withholding of any kind.

     Section 2.7.  OPTIONAL PREPAYMENTS; CERTAIN MANDATORY PREPAYMENTS.

     (a) Each Borrower shall have the right at any time to repay any Base Rate Loans, in whole or in part, upon telephonic notice to the Bank of its intention to repay such Loan prior to 12:00 noon, Boston time, on the date such prepayment is to be made; PROVIDED, HOWEVER, that each such prepayment (except a prepayment in full) shall be made in an amount of $100,000 or an integral multiple thereof. Except as otherwise provided herein, Eurodollar Loans may only be prepaid on the last day of the applicable Interest Period.

     (b) If at any time the aggregate unpaid principal amount of all Loans to all Borrowers exceeds $50,000,000, the Borrower that caused such excess agrees to immediately prepay the amount of such excess, together with any amounts payable pursuant to Section 2.10 hereof.

     (c) If at any time the aggregate unpaid principal amount of Loans made to any Borrower for its own account or for the account of a Portfolio shall exceed the Maximum Amount applicable to such Borrower or Portfolio, such Borrower agrees to immediately prepay the amount of such excess, together with any amounts payable pursuant to Section 2.10 hereof.

     (d) Upon each repayment or prepayment of any principal of any Loan pursuant to any of the provisions of this Agreement, the applicable Borrower hereby absolutely and unconditionally promises, for itself or on behalf of the relevant Portfolio, to pay to the Bank, and there shall become absolutely due and payable on the date of each such repayment or prepayment, all of the unpaid interest accrued to such date on the amount of the principal of the Loans being repaid or prepaid by such Borrower on such date. Whenever any interest on and any principal of the Loans are paid simultaneously hereunder, the whole amount paid shall be applied first to interest then due and payable.

     2.8.  CHANGED CIRCUMSTANCES.

     (a)  In the event that:

          (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the London Interbank Offered Rate, or

          (ii) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that:

          (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank Eurodollar market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

          (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the London interbank market;

then, and in any such event, the Bank shall forthwith so notify each Borrower thereof. Until the Bank notifies a Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by such Borrower of the type of Loan affected by the contingencies described in this Section 2.8(a) (herein called "AFFECTED LOANS") shall be suspended. If at the time the Bank so notifies each Borrower, a Borrower has previously given the Bank a Loan Request with respect to one or more Affected Loans but such Loans have not yet gone into effect, such Loan Request shall be deemed to be void and, if the Bank in its discretion continues to be willing to lend to such Borrower, such Borrower may borrow Loans of a non-affected type by delivering a substitute Loan Request pursuant to Section 2.2(a) hereof.

     Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) each Borrower shall, with respect to the outstanding Affected Loans made to it, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.10, and may borrow Loans of another type in accordance with Section 2.1 hereof by delivering substitute Loan Requests pursuant to Section 2.2(a) hereof.

     (b) In case any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (i) subjects the Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by any Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof), or

          (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Bank (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

          (iii) imposes upon the Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank or impose any expense upon the Bank with respect to any Loans, the Bank shall notify each Borrower thereof. To the extent such cost, reduction or expense is attributable to any specific Loan or Loans, the applicable Borrower(s) agree(s) to pay to the Bank the amount of such increase in cost, reduction in income or additional expense attributable to such Loan or Loans as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. To the extent such cost, reduction or expense is not so attributable to any Loan or Loans, each Borrower, for itself or on behalf of the Portfolios, as applicable, agrees to pay to the Bank, in the proportion that the average amount of Loans outstanding made to such Borrower for its own account or for the account of each Portfolio during the preceding 12-month period (or such shorter period that this Agreement shall have been effective) bears to the average amount of all Loans outstanding to all Borrowers during such period (or, if no Loans shall have been outstanding, 10% of such amount), the amount of such increase in cost, reduction in income or additional expense, determined and paid as aforesaid.

     Section 2.9. INCREASED CAPITAL REQUIREMENTS. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of capital required is increased by or based upon the existence of the credit facilities established hereunder or any Loans made pursuant hereto, and such increase has or would have the effect of reducing the return on the Bank's equity to a level below that which the Bank could have achieved (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming the full utilization of the Bank's capital) but for such law, rule, regulation, policy, guideline or directive, then the Bank shall notify each Borrower in writing of such fact. To the extent such reduction is attributable to any specific Loan or Loans, the applicable Borrower(s) agree(s) to pay to the Bank the amount of such reduction attributable to such Loan or Loans as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. To the extent such reduction is not so attributable to any Loan or Loans, each Borrower agrees to pay, in the proportion that the average amount of Loans outstanding made to such Borrower for its own account or for the account of each Portfolio, as applicable, during the preceding 12-month period (or such shorter period that this Agreement shall have been effective) bears to the average amount of all Loans outstanding to all Borrowers during such period (or, if no Loans shall have been be outstanding, 10% of such amount), the amount of such reduction, determined and paid as aforesaid. In determining such amount, the Bank may use any reasonable averaging and attribution methods. In this connection, the Bank shall allocate such costs among its customers in good faith and on an equitable basis.

     Section 2.10. FUNDING LOSSES. If a Borrower for any reason makes any payment of principal with respect to a Eurodollar Loan on any date other than the scheduled maturity thereof, or fails to borrow or continue a Eurodollar Loan after giving a Loan Request or continuation notice therefor, such Borrower shall reimburse the Bank for any resulting loss or expense incurred by it, including without limitation any loss reasonably incurred in obtaining, liquidating or employing of deposits from third parties. Such Borrower shall pay the amount of such loss or expense upon presentation of a statement in the amount thereof and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     Section 2.11. USE OF PROCEEDS. The proceeds of each Loan hereunder shall be used by the applicable Borrower to meet requests for funds from such Borrower for itself or on behalf of a Portfolio of such Borrower for temporary or emergency purposes, as specified in such Borrower's Prospectus. No portion of any Loan made to the Brazilian Equity Fund, the Chile Fund, the First Israel Fund, the Indonesia Fund, the Infrastructure Fund, the LA Equity Fund, the LA Investment Fund, the Portugal Fund and the Telecommunications Fund is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended. Proceeds for any Loan made to a Portfolio of the RBB Fund shall be used by such Portfolio solely to effect redemptions to shareholders during the period in which such Portfolio is awaiting receipt of settlement money from the sale of assets made to cover requests for redemptions.

     Section 2.12. DISCRETIONARY DEMAND FACILITY. It is acknowledged and agreed by each Borrower that the Bank has no obligation to make any Loan hereunder, and that the decision whether or not to make any Loan requested by any Borrower is within the sole and exclusive discretion of the Bank. The Bank may terminate the credit facilities provided for herein either in whole or in part with respect to one or more or more Borrowers at any time by written notice to the affected Borrower(s).

     Section 3.  CONDITIONS PRECEDENT.

     Section 3.1. CONDITIONS OF CLOSING. This Agreement shall become effective upon the receipt by the Bank of the following:

     (a) executed original counterparts of this Agreement, signed by the Bank and each Borrower;

     (b) certified copies of the charter documents and bylaws of each New Borrower, and certified copies of any amendments executed since December 31, 1993 to the charter documents and bylaws of each Existing Borrower;

     (c) certified copies of all documents relating to the due authorization and execution by each Borrower of this Agreement as the Bank may reasonably request, including, without limitation, all votes of the Board of Directors of such Borrower authorizing (i) the execution and delivery by such Borrower of this Agreement, (ii) its performance of all of its agreements and obligations under this Agreement, and (iii) the borrowings and other transactions contemplated by this Agreement;

     (d) an incumbency certificate, dated the date hereof, signed by the Secretary or Assistant Secretary of each Borrower setting forth the names and specimen signatures of each individual authorized to give notices, sign or act on behalf of such Borrower in connection with the transactions contemplated by this Agreement;

     (e) an opinion of Ballard Spahr Andrews & Ingersoll, counsel to the RBB Fund, an opinion of Skadden, Arps, Slate, Meagher and Flom, counsel to the First Israel Fund and an opinion from Willkie Farr & Gallagher, counsel to the remaining Borrowers, substantially in the form of EXHIBITS B-1, B-2 and B-3, respectively; and

     (f) such other documents as the Bank shall have requested in order to comply with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities.

     Section 3.2. CONDITIONS OF LOANS. The willingness of the Bank in its discretion to make any Loan to a Borrower for its own account or for the account of a Portfolio on a Borrowing Date shall be subject to the satisfaction, at or before the time each such Loan is made, of each of the following conditions precedent (unless and to the extent that satisfaction of such conditions precedent or any of them is waived pursuant to Section 16 hereof):

     (a) the Bank shall have received a Loan Request from the applicable Borrower for itself or on behalf of a Portfolio, as required by Section 2.2(a);

     (b) the representations and warranties contained in Section 4 of this Agreement and otherwise made by or on behalf of or with respect to such Borrower in connection with the transactions contemplated by this Agreement shall (except to the extent that such representations and warranties relate expressly to a specific date, and except to the extent of changes resulting from the transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business that, singly or in the aggregate, do not materially adversely affect such Borrower or such Portfolio or its business, assets, operations, prospects or its condition (financial or otherwise)), be true and correct at and as of such Borrowing Date;

     (c) there shall exist no Default or Event of Default upon the making of such Loan;

     (d) the Bank shall be satisfied that there has been no material adverse change (i) in the business, assets, operations, prospects or condition (financial or otherwise) of such Borrower or Portfolio since the date of the most recent financial statements of such Borrower or Portfolio referred to in
Section 4.9, or (ii) in the political or economic conditions prevailing in the countries of origin of the issuers of the portfolio securities of such Borrower or Portfolio; and

     (e) the making of such Loan shall not contravene any law, regulation, decree or order binding on such Borrower or the Bank, and the Bank shall have received all such certificates and documents in relation thereto as the Bank or the Bank's counsel shall have reasonably requested.

     Section 4. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represents and warrants to the Bank that:

     Section 4.1. ORGANIZATION, QUALIFICATION, ETC. Such Borrower is duly organized and validly existing as a corporation under the laws of its jurisdiction of incorporation and each Borrower and each Portfolio is duly qualified to do business in each other jurisdiction wherein the nature of its properties or its business requires such qualification and in which the failure to be so qualified could materially adversely affect the business, assets or condition (financial or otherwise) of such Borrower or Portfolio.

     Section 4.2. REGISTRATION UNDER APPLICABLE LAW. Such Borrower is registered as a closed-end management investment company under the 1940 Act or, in the case of the RBB Fund, such Borrower is registered as a open-end management investment company under the 1940 Act.

     Section 4.3. AUTHORIZATION, ETC. The execution, delivery and performance by such Borrower of this Agreement are within the powers of such Borrower, have been duly authorized by all necessary and proper action on the part of such Borrower, and do not and will not (i) violate or contravene any provision of such Borrower's charter documents or bylaws, or any amendment thereof; (ii) violate or contravene any provision of such Borrower's Prospectus, Registration Statement or Statement of Additional Information, if applicable; (iii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property or assets of such Borrower under, any agreement, trust deed, indenture, mortgage or other instrument to which such Borrower is a party or by which such Borrower or any of its property or assets is bound or affected; or (iv) violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official.

     Section 4.4. BINDING EFFECT OF AGREEMENT, ETC. This Agreement and all the provisions hereof constitute the legally valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.5. APPROVALS, ETC. No authorization, approval, consent or other action by, and no notice to or filing with, any shareholder or creditor of such Borrower, or governmental or regulatory agency or authority having jurisdiction over such Borrower, is required to make valid and legally binding the execution, delivery and performance by such Borrower of this Agreement or the consummation by such Borrower of the transactions contemplated hereby, or the exercise by the Bank of its rights and remedies hereunder.

     Section 4.6. COMPLIANCE WITH OTHER INSTRUMENTS. Such Borrower is in compliance with all investment policies and restrictions applicable to it or to its Portfolios identified in its Prospectus, Registration Statement and Statement of Additional Information, if applicable, and is in compliance with all investment policies and restrictions applicable to it or its Portfolios under Section 8(b), Section 13 and all other provisions of the 1940 Act. Such Borrower is not in violation of any material provision of its charter documents or bylaws, or any amendment thereof, or in default under any material indenture or agreement to which it is a party or by which it or any of its property or assets is bound, or in violation of any material applicable laws or orders, regulations, rulings, decrees or requirements of any court or governmental or regulatory agency or authority by which it or any of its property or assets is bound, which default or violation could have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of such Borrower or the Portfolios of such Borrower.

     Section 4.7. LITIGATION. There are no pending or, to the best knowledge of such Borrower, threatened actions, suits, investigations or proceedings at law or in equity before any federal, state, local or foreign court, governmental or regulatory authority, agency, commission, board, bureau or instrumentality, or board of arbitration, against or affecting such Borrower or its right, title and interest in or to any of its properties or assets.

     Section 4.8. TAXES. Such Borrower has made or filed all federal, state, local, foreign and other tax returns, reports and declarations required by any jurisdiction to which such Borrower is subject, and has paid all taxes and other assessments and charges shown or determined to be due on such returns, reports and declarations or pursuant to any matters raised by audits or for other reasons known to it, except those being contested in good faith by appropriate proceedings and as to which there have been set aside reserves adequate with respect to such tax, assessment or charge so contested. Such Borrower has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and such Borrower knows of no basis for any such claim.


     Section 4.9.  FINANCIAL STATEMENTS; NO MATERIAL CHANGES.

     (a) The Annual Report of the LA Investment Fund as of December 31, 1993, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the LA Investment Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the LA Investment Fund for the period then ended, certified by Coopers & Lybrand, and the Semi-Annual Report of the LA Investment Fund as of June 30, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the LA Investment Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the LA Investment Fund as of the date of such report, certified by management of the Investment Adviser, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report and Semi-Annual Report fairly present the financial condition of the LA Investment Fund as of their respective dates and the results of the operations of the LA Investment Fund for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1993 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the LA Investment Fund, that have been, in any case or in the aggregate, materially adverse.

     (b) The Annual Report of the LA Equity Fund as of December 31, 1993, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the LA Equity Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the LA Equity Fund for the period then ended, certified by Coopers & Lybrand, and the Semi-Annual Report of the LA Equity Fund as of June 30, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the LA Equity Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the LA Equity Fund as of the date of such report, certified by management of the Investment Adviser, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report and Semi-Annual Report fairly present the financial condition of the LA Equity Fund as of their respective dates and the results of the operations of the LA Equity Fund for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1993 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the LA Equity Fund, that have been, in any case or in the aggregate, materially adverse.

     (c) The Annual Report of the Chile Fund as of December 31, 1993, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Chile Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the Chile Fund for the period then ended, certified by Coopers & Lybrand, and the Semi-Annual Report of the Chile Fund as of June 30, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Chile Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the Chile Fund as of the date of such report, certified by management of the Investment Adviser, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report and Semi-Annual Report fairly present the financial condition of the Chile Fund as of their respective dates and the results of the operations of the Chile Fund for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1993 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Chile Fund, that have been, in any case or in the aggregate, materially adverse.

     (d) The Annual Report of the Brazilian Equity Fund as of March 31, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Brazilian Equity Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the Brazilian Equity Fund for the period then ended, certified by Coopers & Lybrand, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report fairly presents the financial condition of the Brazilian Equity Fund as of its date and the results of the operations of the Brazilian Equity Fund for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since March 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Brazilian Equity Fund, that have been, in any case or in the aggregate, materially adverse.

     (e) The Annual Report of the Indonesia Fund as of December 31, 1993, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Indonesia Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the Indonesia Fund for the period then ended, certified by Coopers & Lybrand, and the Semi-Annual Report of the Indonesia Fund as of June 30, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Indonesia Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the Indonesia Fund as of the date of such report, certified by management of the Investment Adviser, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report and Semi-Annual Report fairly present the financial condition of the Indonesia Fund as of their respective dates and the results of the operations of the Indonesia Fund for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1993 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Indonesia Fund, that have been, in any case or in the aggregate, materially adverse.

     (f) The Annual Report of the First Israel Fund as of September 30, 1993, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Indonesia Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the First Israel Fund for the period then ended, certified by Coopers & Lybrand, and the Semi-Annual Report of the First Israel Fund as of March 31, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the First Israel Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the First Israel Fund as of the date of such report, certified by management of the Investment Adviser, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report and Semi-Annual Report fairly present the financial condition of the First Israel Fund as of their respective dates and the results of the operations of the First Israel Fund for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 1993 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the First Israel Fund, that have been, in any case or in the aggregate, materially adverse.

     (g) The Annual Report of the Portugal Fund as of December 31, 1993, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Portugal Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the Portugal Fund for the period then ended, certified by Coopers & Lybrand, and the Semi-Annual Report of the Portugal Fund as of June 30, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Portugal Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the Portugal Fund as of the date of such report, certified by management of the Investment Adviser, copies of each of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report and Semi-Annual Report fairly present the financial condition of the Portugal Fund as of their respective dates and the results of the operations of the Portugal Fund for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1993 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Portugal Fund, that have been, in any case or in the aggregate, materially adverse.

     (h) The Annual Report of the Telecommunications Fund as of May 31, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Telecommunications Fund as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the Telecommunications Fund for the period then ended, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, is complete and correct in all material respects; and said Annual Report fairly presents the financial condition of the Telecommunications Fund as of its date and the results of the operations of the Telecommunications Fund for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since May 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Telecommunications Fund, that have been, in any case or in the aggregate, materially adverse.

     (i) The Semi-Annual Report of the Infrastructure Fund as of May 31, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the Infrastructure Fund as of the date of such Report and the Statements of Operations and Changes in Net Assets of the Infrastructure Fund as of the date of such report, certified by management of the Investment Adviser, copies of which have been furnished to the Bank, are complete and correct in all material respects; and said Semi-Annual Report fairly presents the financial condition of the Infrastructure Fund as of its date and the results of the operations of the Infrastructure Fund for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since May 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Infrastructure Fund, that have been, in any case or in the aggregate, materially adverse.

     (j) The Annual Report of the BEA International Equity Portfolio and BEA Emerging Markets Equity Portfolio as of August 31, 1994, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of the BEA International Equity Portfolio and BEA Emerging Markets Equity Portfolio as of the date of such Report, and the Statements of Operations and Changes in Net Assets of the BEA International Equity Portfolio and BEA Emerging Markets Equity Portfolio for the period then ended, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, are complete and correct in all material respects; and said Annual Report fairly presents the financial condition of the BEA International Equity Portfolio and BEA Emerging Markets Equity Portfolio as of their respective dates and the results of the operations of the BEA International Equity Portfolio and BEA Emerging Markets Equity Portfolio for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. Since August 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the BEA International Equity Portfolio and BEA Emerging Markets Equity Portfolio, that have been, in any case or in the aggregate, materially adverse.

     (k) The Schedule of Investments of the BEA Global Fixed Income Portfolio as of August 31, 1994, setting forth the Schedule of Investments of the BEA Global Fixed Income Portfolio as of the date of such Report, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, is complete and correct in all material respects; and said Schedule of Investments fairly presents the investment portfolio of the BEA Global Fixed Income Portfolio as of its date in accordance with generally accepted accounting principles applied on a consistent basis. Since August 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the BEA Global Fixed Income Portfolio, that have been, in any case or in the aggregate, materially adverse.

     (l) The Schedule of Investments of the BEA Municipal Bond Fund Portfolio as of August 31, 1994, setting forth the Schedule of Investments of the BEA Municipal Bond Fund Portfolio as of the date of such Report, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, is complete and correct in all material respects; and said Schedule of Investments fairly presents the investment portfolio of the BEA Municipal Bond Fund Portfolio as of its date in accordance with generally accepted accounting principles applied on a consistent basis. Since August 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the BEA Municipal Bond Fund Portfolio, that have been, in any case or in the aggregate, materially adverse.

     (m) The Schedule of Investments of the BEA U.S. Core Equity Portfolio as of August 31, 1994, setting forth the Schedule of Investments of the BEA U.S. Core Equity Portfolio as of the date of such Report, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, is complete and correct in all material respects; and said Schedule of Investments fairly presents the investment portfolio of the BEA U.S. Core Equity Portfolio as of its date in accordance with generally accepted accounting principles applied on a consistent basis. Since August 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the BEA U.S. Core Equity Portfolio, that have been, in any case or in the aggregate, materially adverse.

     (n) The Schedule of Investments of the BEA U.S. Core Fixed Income Portfolio as of August 31, 1994, setting forth the Schedule of Investments of the BEA U.S. Core Fixed Income Portfolio as of the date of such Report, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, is complete and correct in all material respects; and said Schedule of Investments fairly presents the investment portfolio of the BEA U.S. Core Fixed Income Portfolio as of its date in accordance with generally accepted accounting principles applied on a consistent basis. Since August 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the BEA U.S. Core Fixed Income Portfolio, that have been, in any case or in the aggregate, materially adverse.

     (o) The Schedule of Investments of the BEA Strategic Fixed Income Portfolio as of August 31, 1994, setting forth the Schedule of Investments of the BEA Strategic Fixed Income Portfolio as of the date of such Report, certified by Coopers & Lybrand, copies of which have been furnished to the Bank, is complete and correct in all material respects; and said Schedule of Investments fairly presents the investment portfolio of the BEA Strategic Fixed Income Portfolio as of its date in accordance with generally accepted accounting principles applied on a consistent basis. Since August 31, 1994 there have been no changes in the assets, liabilities, business, condition (financial or otherwise) or results of operations of the BEA Strategic Fixed Income Portfolio, that have been, in any case or in the aggregate, materially adverse.

     Section 4.10. NO DEFAULTS. No Default or Event of Default has occurred and is continuing.

     Section 4.11.  AFFILIATED PERSONS.

     (a) So far as appears from the records of such Borrower, neither the Bank nor, to the knowledge of such Borrower, any Affiliated Person of the Bank, individually or in the aggregate, owns, controls or holds with the power to vote, five percent or more of the outstanding voting securities of such Borrower;

     (b) neither such Borrower nor, to the knowledge of such Borrower, any Affiliated Person of such Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with power to vote, five percent or more of the outstanding voting securities of the Bank or, to the knowledge of such Borrower, any Affiliated Person of the Bank;

     (c) neither such Borrower nor, to the knowledge of such Borrower, any Affiliated Person of such Borrower, directly or indirectly, individually or in the aggregate, controls or, to the knowledge of such Borrower, after due inquiry, is controlled by or under common control with, the Bank or, to the knowledge of such Borrower, any Affiliated Person of the Bank;

     (d) no officer, director or employee of such Borrower or, to the knowledge of such Borrower, any Affiliated Person of such Borrower is an Affiliated Person of the Bank or, to the knowledge of such Borrower, any Affiliated Person of the Bank;

     (e) except as described in SCHEDULE III hereto, as amended and in effect from time to time, such Borrower does not, directly or indirectly, own, control, or hold with power to vote, ten percent or more of the outstanding voting securities of any issuer; and

     (f) except as described in SCHEDULE IV, as amended and in effect from time to time, to the knowledge of such Borrower, no person, directly or indirectly, owns, controls or holds with power to vote, five percent or more of the outstanding voting securities of such Borrower.

     Section 4.12. DISCLOSURE. Neither this Agreement nor any of the information concerning such Borrower submitted to the Bank in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed herein or in the Prospectuses, Registration Statements or Statements of Additional Information, there is no fact known to such Borrower that materially adversely affects, or that, in the best judgment of the management of such Borrower, could in the future materially adversely affect, the assets, business, prospects, condition (financial or otherwise) or operations of such Borrower.

     Section 5. COVENANTS. Each Borrower covenants and agrees that, so long as any amounts are owing with respect to the Loans or otherwise under this Agreement, or if no such amount is owing, so long as the Bank shall, in its discretion, be willing to make Loans hereunder as provided herein, it will comply with the following covenants. EACH BORROWER ACKNOWLEDGES AND AGREES THAT COMPLIANCE WITH THE FOLLOWING COVENANTS SHALL IN NO WAY COMPROMISE THE ABSOLUTE DISCRETION OF THE BANK TO ADVANCE FUNDS UNDER THIS CREDIT FACILITY TO SUCH BORROWER OR MAKE DEMAND AT ANY TIME FOR PAYMENT OF THE OBLIGATIONS OF SUCH BORROWER TO THE BANK.

     Section 5.1. USE OF PROCEEDS. Such Borrower shall use the proceeds of Loans only for the purposes specified in Section 2.11.

     Section 5.2. PUNCTUAL PAYMENT. Such Borrower will duly and punctually pay or cause to be paid principal and interest and all other sums due from it under this Agreement in accordance with the terms hereof.

     Section 5.3. TAXES, ETC. Such Borrower (a) will file all federal, state, local, foreign and other tax returns, reports and declarations required by any jurisdiction to which such Borrower is subject on or before the due dates for the returns, reports and declarations; and (b) will pay and discharge, before the same shall become in arrears, all taxes, assessments and other governmental charges shown or determined to be due on such returns, reports and declarations, unless, and in any such case, the same is being contested in good faith by appropriate proceedings and an adequate reserve therefor has been established.

     Section 5.4. COMPLIANCE WITH LAW, ETC. Such Borrower will comply in all material respects with (i) all applicable federal, state and local laws, rules, regulations and governmental or regulatory directives (whether or not having the force of law), and all orders, writs, judgments, injunctions, decrees or awards to which it may be subject; (ii) all of its investment policies and restrictions set forth in its Prospectus, Registration Statement or Statement of Additional Information, if applicable, or otherwise; and (iii) the provisions of its charter documents and bylaws and all agreements and instruments by which it or any of its property or assets may be affected or bound.

     Section 5.5. COMPLIANCE WITH REGULATION U. Such Borrower will, at any time and from time to time upon receipt of notice from the Bank, and at such Borrower's expense, promptly execute and deliver or file all additional instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to fully comply with the requirements of Regulation U.

     Section 5.6. NOTICE OF CERTAIN EVENTS. Such Borrower will give the Bank prompt written notice of:

     (a) any change in any federal, state or local law, rule or regulation or governmental or regulatory directive (whether or not having the force of law) materially adversely affecting such Borrower, or any of its property or assets, or affecting such Borrower's ability to repay the Loans and comply with the terms of this Agreement;

     (b) any change in its agreements with governmental authorities or regulators or its investment policies or restrictions that would make any of the information set forth in SCHEDULE I hereto incorrect, incomplete or misleading in any material respect, and will prepare and submit to the Bank for attachment to this Agreement an amendment to SCHEDULE I reflecting such change;

     (c) any change in its portfolio or in the ownership of its outstanding voting securities that would make any of the information set forth in SCHEDULES III and IV hereto incorrect or incomplete in any material respect, and will prepare and submit to the Bank for attachment to this Agreement an amendment to
SCHEDULE III or IV, as applicable, reflecting such change;

     (d) any material change in its method of business or in the Registration Statement or Statement of Additional Information, if applicable (it being understood that any change in the investment restrictions and limitations on indebtedness applicable to such Borrower shall constitute material changes);

     (e) the commencement of any litigation or any administrative, regulatory or arbitration proceeding or investigation to which such Borrower may hereafter become a party that may involve any material risk of any material final judgment or liability not adequately covered by insurance or that may otherwise result in any material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of such Borrower; and

     (f)  the occurrence of any Default or Event of Default.

     Section 5.7. TOTAL VALUE OF ASSETS, ETC. Such Borrower will, at any time and from time to time during normal business hours, notify the Bank by telephone or in writing, as requested by the Bank, of a listing of the portfolio securities, the total asset value of such securities and the net asset value of such securities of such Borrower, or the Portfolios of such Borrower, and any changes in any of such values, in each case as most recently calculated.

     Section 5.8. REPORTS, ADDITIONAL INFORMATION, ETC. Such Borrower will cause to be furnished to the Bank:

     (a) as soon as available, and not later than 90 days after the end of each fiscal year of such Borrower, the Annual Report(s) of such Borrower for itself or for its Portfolios, including audited financial statements certified by Coopers & Lybrand or other independent public accountants of national standing, setting forth the Schedule of Investments and the Statement of Assets and Liabilities of such Borrower or Portfolios, each as of the end of such fiscal year, and including Statements of Operations, Cash Flows and Changes in Net Assets of such Borrower or Portfolios for the fiscal period then ended;

     (b) as soon as available, and not later than 60 days after the end of the second fiscal quarter of such Borrower, the Semi-Annual Report(s) prepared by such Borrower for itself or for its Portfolios, its administrator or accounting agent , setting forth the Schedule of Investments and the Statement of Assets and Liabilities of such Borrower or Portfolios, each as of the end of such fiscal quarter, and including Statements of Operations, Cash Flows and Changes in Net Assets of such Borrower or Portfolios for the fiscal period then ended;

     (c) at the same times as such reports are furnished to such Borrower's shareholders, any additional reports required by Section 30(d) of the 1940 Act or any applicable law;

     (d) upon request by the Bank, within 10 Business Days after the issuance thereof, copies of all other regular and periodic reports and any other reports that such Borrower may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency; and

     (e) such other information with respect to the financial standing and history or the business, property, assets or prospects of such Borrower or the Portfolios of such Borrower as the Bank may, at any time and from time to time, reasonably request.

     Section 5.9. FURTHER ASSURANCES. Such Borrower will, at any time and from time to time, execute and deliver such additional instruments and take such further action as the Bank may reasonably request to carry out to the Bank's satisfaction the transactions contemplated by this Agreement.

     Section 5.10. PROHIBITED AFFILIATIONS. (a) Such Borrower will not, directly or indirectly, own, control, or hold with power to vote, five percent or more of the outstanding voting securities of the Bank or any Affiliated Person of the Bank known to such Borrower to be such an Affiliated Person;

     (b) such Borrower will use its best efforts to ensure that it will not, directly or indirectly, control the Bank or any Affiliated Person of the Bank known to such Borrower to be such an Affiliated Person; and

     (c) such Borrower will use its best efforts to ensure that none of its officers, directors, or employees is or becomes an Affiliated Person of the Bank or any Affiliated Person of the Bank known to such Borrower to be such an Affiliated Person.

     Section 5.11. NEGATIVE PLEDGE ON ASSETS. Such Borrower will not create or permit to exist any lien or encumbrance upon any of its property or assets, or the assets of the Portfolios, as applicable, other than (i) liens in favor of the Bank; (ii) liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments, in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained, or liens arising from taxes and assessments which are not due and delinquent; and (iii) banker's liens or rights of offset on deposits held in banks; PROVIDED that this provision shall not prohibit the making of any collateral arrangement or the segregation of assets as required by law in connection with certain portfolio strategies, such as forward contracts, futures contracts and options.

     Section 5.12. LIMITATION ON ADDITIONAL INDEBTEDNESS. Such Borrower will not incur or permit to exist or remain outstanding, for its own account or for the account of the Portfolios, as applicable, any Indebtedness to any person or entity; PROVIDED, HOWEVER, that such Borrower may incur or permit to exist or remain outstanding:

     (a) Indebtedness of such Borrower incurred for its own account or for the account of the Portfolios, as applicable, to the Bank arising under this Agreement;

     (b) Indebtedness in respect of taxes, assessments and other governmental charges to the extent that payment thereof is not at the time required to be made or is being contested in good faith by appropriate proceedings and for which an adequate reserve has been established;

     (c) Indebtedness of such Borrower incurred for its own account or for the account of the Portfolios, as applicable, incurred in the ordinary course of business and not incurred through the borrowing of money or the obtaining of credit or the leasing of property, except that this provision shall not prohibit
(i) credit on an open account basis customarily extended to such Borrower in connection with purchases of goods or services in the ordinary course of business; (ii) the entry into reverse repurchase agreements; and (iii) short-term credits for the clearance and settlement of securities transactions; and

     (d) Indebtedness in respect of judgments or awards which have been in force for less than the applicable appeal period, so long as execution is not levied or in respect of which such Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review.

     Section 5.13. LIMITATION ON DIVIDENDS. Such Borrower will not declare or pay any dividend or make any other distribution on any class of its capital stock or purchase any of such capital stock in violation of the requirements of
Section 18(a)(1)(B) of the 1940 Act or any other applicable law or regulation.

     Section 6.  EVENTS OF DEFAULT; ACCELERATION.

     Section 6.1. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "DEFAULTS") shall occur:

     (a) if any Borrower shall fail to pay any principal of any Loan outstanding made to it hereunder for its own account or for the account of a Portfolio when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

     (b) if any Borrower shall fail to pay any interest on any Loan outstanding made to it for its own account or for the account of a Portfolio when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue unremedied for three Business Days;

     (c) if any Borrower, acting for itself or on behalf of a Portfolio, shall fail to perform, discharge, observe or comply with any of the terms, covenants and agreements contained in Section 5.1, 5.6(f), 5.7 or 5.10 through 5.13;

     (d) if any Borrower, acting for itself or on behalf of a Portfolio, shall fail to perform, discharge, observe or comply with any of the terms, covenants and agreements contained herein (other than those specified in paragraphs (a), (b) and (c) of this Section 6.1), and such failure shall continue unremedied for 30 days after written notice of such failure has been given to such Borrower by the Bank;

     (e) if any representation or warranty of any Borrower contained in this Agreement or any other document or instrument delivered by such Borrower pursuant to or in connection with this Agreement shall prove to have been false or misleading in any material respect as of the time when made or deemed to have been made;

     (f) if any Borrower, acting for itself or on behalf of a Portfolio, shall fail in the performance or the payment, at maturity or within an applicable period of grace, of any obligation contained in any agreement or instrument evidencing any other indebtedness with respect to borrowed money or credit received, or any mortgage, pledge, agreement, indenture or other agreement relating thereto, for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

     (g) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee (in bankruptcy) or other custodian, liquidator or receiver of such Borrower or of any substantial part of the property or assets of such Borrower or commences any case or other proceeding relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing;

     (h) if any such petition or application is filed or any such case or other proceeding is commenced against such Borrower and such Borrower indicates its approval thereof, consent thereto or acquiescence therein or an order for relief or appointing any such trustee (in bankruptcy), custodian, liquidator or receiver is entered adjudicating such Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, and such order remains unstayed and in effect for more than 60 days, whether or not consecutive;

     (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment against such Borrower that, with other outstanding final judgments undischarged against such Borrower, (i) exceeds, in the aggregate, $500,000 or (ii) shall have a materially adverse effect upon the business, assets, operations, prospects or condition (financial or otherwise) of such Borrower; or

     (j) if there shall occur a material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of such Borrower; it being acknowledged that a reduction in a Borrower's total assets resulting from declines in the market value of its assets or, in the case of the Portfolios, shareholder redemptions, shall not constitute a material adverse change so long as the aggregate amount of such Borrower's Loans does not exceed the Maximum Amount applicable to such Borrower;

then and in any such event and without notice or demand by the Bank (i) the obligation of the Bank to make Loans to the defaulting Borrower shall terminate,
(ii) the Loans of such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement shall become and be forthwith due and payable without presentment, demand, protest or notice, all of which are expressly waived by such Borrower. In case any one or more of the foregoing Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loans of any Borrower pursuant to the foregoing, the Bank may proceed to protect and enforce its rights against such Borrower by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the obligations of any Borrower to the Bank hereunder are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank hereunder. No remedy conferred upon the Bank herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     Section 7. SET-OFF. Any deposits, balances or other sums credited by or due from the Bank to any Borrower hereunder for its own account or for the account of a Portfolio may be, at any time or from time to time, set-off and applied by the Bank, in such order as the Bank in its sole discretion may determine, against the payment of all or any part of the obligations of such Borrower hereunder for its own account or for the account of such Portfolio then due and payable and any other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising, of such Borrower for its own account or for the account of such Portfolio then due and payable to the Bank hereunder. The Bank agrees promptly to notify the applicable Borrower of such set-off or application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off or application.

     Section 8. EXPENSES. Whether or not the transactions contemplated hereby are consummated, and to the extent any expense is attributable to any specific Loan or Loans, the applicable Borrower(s) agrees to reimburse the Bank on demand the amount of all reasonable expenses attributable to such Loan or Loans, including but not limited to reasonable attorneys' fees and disbursements (and the allocated costs of in-house counsel for the Bank), incurred or expended in connection with the preparation or interpretation of this Agreement or any amendment hereof, or with the enforcement of any obligations or the satisfaction of any indebtedness of such Borrower hereunder incurred for its own account or for the account of a Portfolio, or in connection with any litigation, proceeding or dispute hereunder in any way related to the Bank's relationship hereunder.
To the extent any such expense is not so attributable to any Loan or Loans, each Borrower agrees to pay to the Bank, in the proportion that the average amount of Loans made to such Borrower for its own account or for the account of a Portfolio outstanding during the preceding 12-month period (or such shorter period that this Agreement shall have been effective) bears to the average amount of all Loans outstanding to all Borrowers during such period (or, if no Loans shall have been outstanding, 10% of such amount), the amount of such expense, determined and paid as aforesaid.

     Section 9. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein or in any documents or other papers delivered by, or on behalf of, each Borrower pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Bank of the Loans to such Borrower, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement remains outstanding and unpaid or the Bank has any obligation to make any Loans to such Borrower hereunder. All statements contained in any certificate, document or other paper delivered by any authorized person to the Bank at any time by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower hereunder.

     Section 10. INDEMNIFICATION. (a) Each Borrower agrees to indemnify and hold harmless the Bank from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or the transactions evidenced hereby as they directly relate to such Borrower or the Loans made by the Bank to such Borrower for its own account or for the account of a Portfolio; PROVIDED that the Bank shall have no right to be indemnified hereunder with respect to any such claims, actions, suits, liabilities, losses, damages and expenses to the extent arising as a result of its own gross negligence, willful misconduct or bad faith; and PROVIDED, FURTHER that no Borrower shall be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any claim, action, suit, liability, loss, damage or expense effected without the consent of such Borrower. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the Bank shall promptly notify the applicable Borrower of any such claim, and such Borrower shall have the right to direct and control the defense of such claim or any litigation based thereon at its own expense through counsel of its own choosing.

     (b) The Bank agrees to indemnify and hold harmless each Borrower from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or the transactions evidenced hereby; PROVIDED that no Borrower shall have the right to be indemnified hereunder with respect to any such claims, actions, suits, liabilities, losses, damages and expenses to the extent arising as a result of its own gross negligence, willful misconduct or bad faith; and PROVIDED, FURTHER that the Bank shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any claim, action, suit, liability, loss, damage or expense effected without the consent of the Bank. Should any claim be made against a Borrower by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, such Borrower shall promptly notify the Bank of any such claim, and the Bank shall have the right to direct and control the defense of such claim or any litigation based thereon at its own expense through counsel of its own choosing.

     Section 11. PARTIES IN INTEREST; PARTICIPATIONS. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that no Borrower may assign or transfer its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may, with the prior written consent of any Borrower (which shall not be unreasonably withheld or delayed), assign or transfer to any other person or entity, all or any part of, or any interest in, its rights and obligations hereunder with respect to such Borrower, or without such consent, grant loan participations therein; PROVIDED that in all cases other than the case of the sale of loan participations, the Bank shall give the applicable Borrower prompt written notice thereof, and PROVIDED, FURTHER that such Borrower shall make payment of all amounts due and payable hereunder and deliver such documents as are required hereunder to the Bank until such time as it is notified in writing to do otherwise.

     Section 12. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices, demands and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, by accepted express mail service, postage prepaid, or sent by telex or facsimile transmission and confirmed by letter, addressed as follows:

          (a) if to any Borrower, c/o BEA Associates, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 Attention: Paul Stamler, Vice President - Fund Administration or at such other address for notice or demand as any Borrower shall last have furnished in writing to the Bank; or

          (b) if to the Bank, to the address set forth in the preamble of this Agreement, Attention: John T. Daley, Vice President, or at such other address for notice as the Bank shall last have furnished in writing to each Borrower.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer,
(b) if sent by accepted express mail service, postage prepaid, one Business Day after posting thereof, and (c) if sent by facsimile transmission or telex, at the time of receipt of any automatic answer-back or other similar acknowledgment of receipt thereof.

     Section 13. MISCELLANEOUS. This Agreement shall be deemed to be a contract under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth. The rights and remedies herein expressed are cumulative and not exclusive of any other rights that the Bank or any Borrower, as the case may be, would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 14. SEVERABILITY. If any of the provisions of this Agreement or the application thereof to any party hereto or to any person or entity or circumstance is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof or thereof or the application thereof to any other party hereto or to any other person or entity or circumstance.

     Section 15. ENTIRE AGREEMENT, ETC. This Agreement amends and restates in its entirety the Prior Agreement. This Agreement, together with any of the documents executed in connection herewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 16 hereof.

     Section 16. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Bank may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default by such Borrower or any condition or term hereof applicable to such Borrower may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of such Borrower and the written consent of the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand on any Borrower shall entitle such Borrower to other or further notice in similar or other circumstances.

     Section 17. WAIVER OF JURY TRIAL. THE BANK AND EACH BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION

BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND EACH BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR ANY BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     Section 18.  SUBMISSION TO JURISDICTION.     Each Borrower agrees that any
suit for the enforcement of this Agreement may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Borrower by mail at the address specified in
Section 12 hereof. Each Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

     Section 19. JUDGMENT CURRENCY. Each Borrower agrees to indemnify the Bank against any loss incurred by it as a result of any judgment or order against such Borrower being given or made for the payment of any amount due hereunder which is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than the currency in which such amount was to be paid (the "OBLIGATION CURRENCY") and as a result of any variation between (a) the rate of exchange at which the Obligation Currency amount is converted into Judgment Currency for the purposes of such judgment or order, and (b) the rate of exchange at which the Bank is able to purchase the Obligation Currency with the amount of Judgment Currency actually received by the Bank. The foregoing indemnity shall constitute a separate and independent obligation of each Borrower and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversions into, the relevant currency.

     Section 20. CONFIDENTIALITY. The Bank agrees that in handling any non-public information received from any Borrower hereunder the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same or similar types in order to maintain the confidentiality of such information, it being understood by each Borrower, however, that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with any Borrower, (ii) to prospective transferees or purchasers of an interest in the Loans made to any Borrower, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and
(iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

     Section 21. OBLIGATIONS SEVERAL. The Bank agrees that the obligations of each Borrower and, in case of the RBB Fund, each Portfolio, hereunder are several and that the Bank shall have no recourse against any Borrower or Portfolio for the payment or performance of the obligations of any other Borrower or Portfolio.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date first written above.

                         THE LATIN AMERICA INVESTMENT FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            -----------------------------------
                         Title:


                         THE LATIN AMERICA EQUITY FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            -----------------------------------
                         Title:


                         THE CHILE FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            -----------------------------------
                         Title:


                         THE BRAZILIAN EQUITY FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            -----------------------------------
                         Title:


                         THE PORTUGAL FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            ----------------------------------
                         Title:


                         THE FIRST ISRAEL FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            ----------------------------------
                         Title:

                          THE INDONESIA FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            ----------------------------------
                         Title:


                         THE EMERGING MARKETS
                         TELECOMMUNICATIONS FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            ----------------------------------
                         Title:


                         THE EMERGING MARKETS
                         INFRASTRUCTURE FUND, INC.


                         By:     /s/ Michael A. Pignataro
                            ----------------------------------
                         Title:


                         THE RBB FUND, INC.
                         acting on behalf of the following portfolios:

                         BEA Emerging Markets Equity Portfolio
                         BEA Global Fixed Income Portfolio
                         BEA International Equity Portfolio
                         BEA Municipal Bond Fund Portfolio
                         BEA Strategic Fixed Income Portfolio
                         BEA U.S. Core Equity Portfolio
                         BEA U.S. Core Fixed Income Portfolio


                         By:     /s/ Edward J. Roach
                            ----------------------------------
                         Title:  President



                         THE FIRST NATIONAL BANK OF BOSTON


                         By:     /s/ John J. Daly
                            --------------------------------------
                              Vice President

                                                                      SCHEDULE I


                     THE LATIN AMERICA INVESTMENT FUND, INC.
                       THE LATIN AMERICA EQUITY FUND, INC.
                              THE CHILE FUND, INC.
                         THE BRAZILIAN EQUITY FUND, INC.
                             THE PORTUGAL FUND, INC.
                           THE FIRST ISRAEL FUND, INC.
                            THE INDONESIA FUND, INC.
               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                               THE RBB FUND, INC.

                  LIMITATIONS ON BORROWING AND PLEDGING ASSETS




Part 1.   AGREEMENTS WITH REGULATORS:


                                      NONE.


Part 2. LIMITATIONS ON BORROWING CONTAINED IN PROSPECTUS OR STATEMENT OF ADDITIONAL INFORMATION:


     THE LATIN AMERICA INVESTMENT FUND, INC. Statement of Additional Information provides as follows:

     "Under its fundamental investment restrictions, the Fund may not: . . .


     Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of transactions, (iii) to finance repurchases of its shares in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed), (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") or (v) to pay Fund expenses outside of Latin America, and not for the purpose of leveraging. In no event shall borrowings by the Fund exceed 33 1/3% of the Fund's total assets (not including the amount borrowed). Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge its assets to secure such borrowings. For the purpose of this investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security."

     THE LATIN AMERICA EQUITY FUND, INC. Statement of Additional Information provides as follows:

     "Under its fundamental investment restrictions, the Fund may not: . . .

          Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of transactions, (iii) to finance repurchases of its shares in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed),
     (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") or (v) to pay Fund expenses outside of Latin America, and not for the purpose of leveraging. In no event shall borrowings by the Fund exceed 33 1/3% of the Fund's total assets (not including the amount borrowed). Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge its assets to secure such borrowings. For the purpose of this investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security."


     THE CHILE FUND, INC. Prospectus, as modified by shareholder vote, provides as follows:

     "Under its fundamental restrictions, the Fund may not: . . .

          Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of transactions, (iii) to refinance repurchases of its shares in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed),
     (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") or (v) to pay Fund expenses outside of Chile, and not for the purpose of leveraging. In no event shall borrowings by the Fund exceed 33 1/3% of the Fund's total assets (not including the amount borrowed). Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge its assets to secure such borrowings. For the purpose of this investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security."


     THE BRAZILIAN EQUITY FUND, INC. Prospectus provides as follows:

     "Under its fundamental investment restrictions, the Fund may not: . . .

     Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (a) for temporary or emergency purposes, (b) for such short-term credits as may be necessary for the clearance or settlement of the transactions, (c) to finance repurchases of its shares
     . . ., in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed), or (d) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the U.S. Internal Revenue Code of 1986 or otherwise to avoid taxation under that Code. Additional investments will not be made when borrowings exceed 5% of the Fund's assets. The Fund may pledge its assets to secure borrowings."


     THE PORTUGAL FUND, INC. Prospectus, as modified by shareholder vote, provides as follows:

     "Under its fundamental restrictions, the Fund may not: . . .

          Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of transactions, (iii) to refinance repurchases of its shares in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) or
     (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). In no event shall borrowings by the Fund exceed 33 1/3% of the Fund's total assets (not including the amount borrowed). Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge
     its assets to secure such borrowings.  For     the purpose of this
     investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security."


     THE FIRST ISRAEL FUND, INC. Prospectus provides as follows:

     "Under its fundamental restrictions, the Fund may not: . . .

     Issue senior securities, borrow or pledge its assets including entering into reverse repurchase agreements, except that the Fund may borrow to make distributions required for the Fund to maintain its qualification as a regulated investment company under the Code for U.S. tax purposes, for temporary or emergency purposes, for the clearance of transactions in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) or to pay certain excise taxes. The Fund may borrow up to 33 1/3% of its total assets (including the amount borrowed) to finance the repurchase and/or tender for its shares if, after such borrowing there is asset coverage of at least 300% as defined in the 1940 Act, for temporary purposes in an additional amount not exceeding 5% of the value of the total assets of the Fund (for the purposes of this restriction, collateral arrangements with respect to options, futures contracts, options on futures contracts and reverse repurchase agreements and collateral arrangements meeting applicable Securities and Exchange Commission requirements with respect to initial and variation margin are not deemed to be the issuance of a senior security) and may also pledge its assets to secure such borrowings."


     THE INDONESIA FUND, INC. Prospectus, as modified by shareholder vote, provides as follows:

     "Under its fundamental investment restrictions, the Fund may not: . . .

          Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of transactions, (iii) to refinance repurchases of its shares in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) or
     (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). In no event shall borrowings by the Fund exceed 33 1/3% of the Fund's total assets (not including the amount borrowed). Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge its assets to secure such borrowings. For the purpose of this investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security. Subscription and collateral arrangements in connection with the purchase of Indonesian securities in public offerings will not be limited by this restriction."


     THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC. Prospectus provides as follows:

     "Under its fundamental investment restrictions, the Fund may not: . . .

     Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of the transactions, (iii) to finance repurchases of its shares . . ., in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed), or (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Code or otherwise to avoid taxation under the Code. Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge its assets to secure such borrowings. For the purpose of this investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security."

     THE EMERGING MARKETS INFRASTRUCTURE FUND, INC. Prospectus provides as follows:

     "Under its fundamental investment restrictions, the Fund may not: . . .

     Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from a lender (i) for temporary or emergency purposes, (ii) for such short-term credits as may be necessary for the clearance or settlement of the transactions, (iii) to finance repurchases of its shares
      . . . in amounts not exceeding 10% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed), or (iv) to pay any dividends required to be distributed in order for the Fund to maintain its qualification as a regulated investment company under the Code or otherwise to avoid taxation under the Code. Additional investments will not be made when borrowings exceed 5% of the Fund's total assets. The Fund may pledge its assets to secure such borrowings. For the purpose of this investment restriction, collateral arrangements with respect to the writing of options or the purchase or sale of future contracts or related options or forward currency contracts are not deemed a pledge of assets or the issuance of a senior security."


     THE RBB FUND, INC. Statement of Additional Information provides as follows:

     "Each Fund may not: . . .

     Borrow money, except from banks, and only if after such borrowing there is asset coverage of at least 300% for all borrowings of the Portfolio; or mortgage, pledge or hypothecate any of its assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 33 1/3% of the value of the Portfolio's total assets at the time of such borrowing; (For the purpose of this restriction, collateral arrangements with respect to, if applicable, the writing of options, and futures contracts, options on futures contracts, forward currency contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security for purposes of [the investment limitation restricting the issuance of senior securities except as permitted under the Investment Company Act]."

                                                                     SCHEDULE II



                     THE LATIN AMERICA INVESTMENT FUND, INC.
                       THE LATIN AMERICA EQUITY FUND, INC.
                              THE CHILE FUND, INC.
                         THE BRAZILIAN EQUITY FUND, INC.
                             THE PORTUGAL FUND, INC.
                           THE FIRST ISRAEL FUND, INC.
                            THE INDONESIA FUND, INC.
               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                               THE RBB FUND, INC.



                               WIRING INSTRUCTIONS


     THE LATIN AMERICA INVESTMENT FUND, INC.

     Provident National Bank
     ABA#: 031-000-053
     Attn:  Mutual Fund Department
     Acct#: 1108816
     Attn:  Bob Scuba
     Credit Deposit to:  THE LATIN AMERICA INVESTMENT FUND, INC.
     Acct #: 34-34-012-036-2844


     THE CHILE FUND, INC.

     Provident National Bank
     ABA#: 031-000-053
     Attn:  Mutual Fund Department
     Acct#: 1108816
     Attn:  Bob Scuba
     Credit Deposit to:  THE CHILE FUND, INC.
     Acct #: 34-34-012-036-2072


     THE BRAZILIAN EQUITY FUND, INC.

     Provident National Bank
     ABA#: 031-000-053

     Attn:  Mutual Fund Department
     Acct#: 1108816
     Attn:  Bob Scuba
     Credit Deposit to:  THE BRAZILIAN EQUITY FUND, INC.
     Acct #: 34-34-012-036-3044


     THE LATIN AMERICA EQUITY FUND, INC.

     Bank of Boston
     ABA #: 011-000-390
     F/A Brown Brothers Harriman & Co., Boston
     A/C#: 005-5570-4
     F/C THE LATIN AMERICA EQUITY FUND, INC.
     A/C#: 8149320


     THE PORTUGAL FUND, INC.

     PNC Bank N.A.
     ABA # 031-000-053
     Attn:  Mutual Fund Dept.
     A/C# 1108816
     Attn:  Bob Scuba
     Credit Deposit to:  THE PORTUGAL FUND, INC.
     A/C# 34340120362153


     THE FIRST ISRAEL FUND, INC.

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., NY
     Acct# 01-501-026
     A/C ISRAEL FUND
     A/C# 813603-8


     THE INDONESIA FUND, INC.

     PNC Bank N.A.
     ABA# 031000053
     A/C# 85-1108-8160
     Attn:  Custody Administration
     REF:  INDONESIA FUND

     THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., New York
     ACCT# 01-501-026
     A/C EMERGING MARKETS TELECOM FUND
     A/C 8135204


     THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., New York
     A/C# 01-501-026
     Favor:  EMERGING MARKETS INFRASTRUCTURE FUND




     BEA STRATEGIC FIXED INCOME PORTFOLIO

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., New York
     A/C# 01-501-026
     A/C RBB STRATEGIC FUND
     A/C 8122822


     BEA EMERGING MARKETS EQUITY PORTFOLIO

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., N.Y.
     A/C# 01-501-026
     A/C RBB EMERGING MARKETS FUND
     A/C 8122806


     BEA U.S. CORE EQUITY PORTFOLIO

     Bankers Trust, NY
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., Boston
     A/C# 01-501-026

     Ref A/C BEA US CORE EQUITY FUND
     Ref A/C# 8122905


     BEA U. S. CORE FIXED INCOME PORTFOLIO

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., Boston
     A/C# 01-501-026
     REF:  BEA/RBB CORE FIXED INCOME
     REF A/C# 8122913


     BEA INTERNATIONAL EQUITY PORTFOLIO

     Bankers Trust Company, New York
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., New York
     ACC# 01-501-026
     A/C RBB INTERNATIONAL EQUITY FUND
     A/C# 8122814

     BEA MUNICIPAL BOND FUND PORTFOLIO

     PNC Bank N.A.
     ABA# 031-0000-53
     Attn: Mutual Fund Dept.
     A/C 1100343
     Credit to:  BEA MUNICIPAL BOND FUND PORTFOLIO
     A/C 340110181646


     BEA GLOBAL FIXED INCOME PORTFOLIO

     Bankers Trust, NY
     ABA# 021-001-033
     A/C Brown Brothers Harriman & Co., Boston
     A/C# 01-501-026
     A/C BEA GLOBAL FIXED INCOME FUND
     A/C# 8122830

                                                                    SCHEDULE III



                     THE LATIN AMERICA INVESTMENT FUND, INC.
                       THE LATIN AMERICA EQUITY FUND, INC.
                              THE CHILE FUND, INC.
                         THE BRAZILIAN EQUITY FUND, INC.
                             THE PORTUGAL FUND, INC.
                           THE FIRST ISRAEL FUND, INC.
                            THE INDONESIA FUND, INC.
               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                               THE RBB FUND, INC.




           ISSUERS 10% OR MORE OF WHOSE OUTSTANDING VOTING SECURITIES
                    ARE OWNED OR CONTROLLED BY EACH BORROWER


                                                  % of Voting Securities
                                                    Owned by such Name
Name of Borrower              Name of Issuer           of Borrower
----------------              --------------      ------------------------
                                   NONE

                                                                     SCHEDULE IV


                     THE LATIN AMERICA INVESTMENT FUND, INC.
                       THE LATIN AMERICA EQUITY FUND, INC.
                              THE CHILE FUND, INC.
                         THE BRAZILIAN EQUITY FUND, INC.
                             THE PORTUGAL FUND, INC.
                           THE FIRST ISRAEL FUND, INC.
                            THE INDONESIA FUND, INC.
               THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
                               THE RBB FUND, INC.


                          PERSONS HOLDING 5% OR MORE OF
                 OUTSTANDING VOTING SECURITIES OF THE BORROWERS

                           (As of September 30, 1994)


                                    % of Borrower's Voting
Name of Person                                Securities
--------------                          ----------------------

0THE LATIN AMERICA INVESTMENT FUND, INC.          NONE

THE LATIN AMERICA EQUITY FUND, INC.               NONE

THE CHILE FUND, INC.                              NONE


THE PORTUGAL FUND, INC.

     1)      Ardsley Partners                     14.9%
             450 Park Avenue
             New York, NY  10022


THE FIRST ISRAEL FUND, INC.                       NONE

THE INDONESIA FUND, INC.

     1)      Fiduciary Trust Company International*                9%
             Two World Trade Center
             New York, NY  10048

     2)      United Nations Joint Staff Pension Fund              8.7%
             United Nations
             New York, NY  10017

     3)      Wellington Management Company                         7%
             75 State Street
             Boston, MA  02109


THE EMERGING MARKETS TELECOMMUNICATIONS FUND NONE


THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

     1)      Neuberger & Berman                                   7.7%
             605 Third Avenue
             New York, NY  10158


THE RBB FUND, INC.

BEA INTERNATIONAL EQUITY PORTFOLIO

     1)      EG&G Inc.                                            5%
             EG&G Master Trust
             45 William Street
             Wellesley, MA 02181


*  Includes shares held by its client, United Nations Joint Staff Pension Fund.

BEA STRATEGIC FIXED INCOME PORTFOLIO

     1)      State of Oregon
             Treasury Department                                  43%
             159 State Capital Building
             Salem, OR  97310

     2)      The Chase Manhattan Bankers Trust                    14%
             For Kendale Company Master Pension Plan
             3 Metrotech Center, 6th Floor
             Brooklyn, NY 11245

BEA EMERGING MARKETS EQUITY PORTFOLIO

     1)      Amherst H. Wilder Foundation                         6%
             919 Lafond Avenue
             Saint Paul, MN  55104

     2)      Bryn Mawr College                                   12%
             101 North Merion Avenue
             Bryn Mawr, PA  19010

     3)      Northern Trust Company TTEE                          23%
             Texas Instruments Employee Plan
             P.O. Box 92956
             AC #22-69966/2-059328
             Chicago, IL 60676-2956

     4)      Wachovia Bank North Carolina                         10%
             Carolina Power & Light Co.
             Supplemental Retirement Trust
             301 Main Street
             Winston Salem, NC  27101

     5)      Wachovia Bank North Carolina                         6%
             Fleming Companies Inc.
             Master Pension Trust
             307 North Main Street P.O. Box 3099
             Winston Salem, NC  27150

BEA U.S. CORE EQUITY PORTFOLIO

     1)      Bank of New York                                    100%
             Trust APU Buckeye Pipeline
             One Wall Street
             New York, NY  10286

BEA U.S. CORE FIXED INCOME PORTFOLIO

     1)      New England UFCW & Employers                         47%
             Pension Fund Board of Trustees
             161 Forbes Rd. Suite 201
             Braintree, MA  02184

     2)      Bankers Trust                                        40%
             Pechiney Corporation Pension
             Master Trust
             34 Exchange Place, 4th Floor
             Jersey City, NJ  07302

     3)      Chapin School Ltd. and Endowment Fund5%
             Attn:  Gordon Pattee
             9 West 57th Street, Suite 44605
             New York, NY  10019

BEA GLOBAL FIXED INCOME PORTFOLIO

     1)      Bank of New York                                    100%
             Eastern Enterprises Retirement
             Plan Trust
             One Wall Street, 8th Floor
             New York, NY  10286

BEA MUNICIPAL BOND FUND PORTFOLIO

     1)      Howard Isermann                                      10%
             9 Tulane Dr.
             Livingston, NJ  07039

     2)      John C. Cahill                                       6%
             c/o David Holmgren
             30 White Birch Lane
             Cos Cob, CT  06870

                                                                       EXHIBIT A


                                   LOAN REQUEST

     I, ______________________, _____________________ of ___________________,
(the "Borrower"), acting pursuant to Section 2.2 of the Credit Agreement dated as of December 15, 1994 by and between The First National Bank of Boston (the "Bank") and the Borrower (the "AGREEMENT"), do hereby certify to the Bank as follows:

     1. The Borrower has requested that the Bank make a Loan (as defined in the Agreement) in the principal amount of $____________ [for its _____________ Portfolio] on the date hereof (the "REQUESTED LOAN") to mature on ______________ and to bear interest at the [Adjusted Eurodollar Rate plus __%][Base Rate].

     2. On the date hereof, the total asset value of the [Borrower's] [Portfolio's] portfolio securities is $_______________; the net asset value of the [Borrower's] [Portfolio's] portfolio is $__________________; and the total value of the unencumbered assets in the [Borrower's] [Portfolio's] portfolio is $_________________.

     3. The total principal amount outstanding of all Loans made to all Borrowers pursuant to the Agreement is _________________________ on the date hereof prior to the borrowing of the Requested Loans.

     4. The Maximum Amount (as defined in the Agreement) for the [Borrower] [Portfolio], being the maximum amount the [Borrower] [Portfolio] is authorized to borrow under the Agreement on the date hereof, is $____________________.

     5. Except as described on attached SCHEDULE III to the Agreement, the [Borrower] [Portfolio] does not directly or indirectly own, control or hold with power to vote, 5% or more of the outstanding voting securities of any issuer.

     6. The representations and warranties set forth in Section 4 of the Agreement are true and correct as of the date hereof as though made on and as of the date hereof.


     IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of ____________, 19__.

                                   ______________________________

                                   By: ___________________________

                                   Title:

                                                                     EXHIBIT B-1


                   FORM OF OPINION OF COUNSEL TO THE RBB FUND




The First National Bank of Boston
100 Federal Street
Boston, MA 02110

    RE: Amended and Restated Credit Agreement dated as of December 15, 1994 by and among The First National Bank of Boston and each of The Latin America Investment Fund, Inc., The Latin America Equity Fund, Inc., The Chile Fund, Inc., The Brazilian Equity Fund, Inc., The Portugal Fund, Inc., The First Israel Fund, Inc., The Indonesia Fund, Inc., The Emerging Markets Telecommunications Fund, Inc., The Emerging Markets Infrastructure Fund, Inc. and The RBB Fund, acting on behalf of BEA Emerging Markets Equity Portfolio, BEA Global Fixed Income Portfolio, BEA International Equity Portfolio, BEA Municipal Bond Fund Portfolio, BEA Strategic Fixed Income Portfolio, BEA U.S. Core Equity Portfolio, and BEA U.S. Core Fixed Income Portfolio.

Ladies and Gentlemen:

     We are counsel to The RBB Fund, Inc., a Maryland corporation (the "Fund"), acting on behalf of BEA International Equity Portfolio, BEA Emerging Markets Equity Portfolio, BEA Global Fixed Income Portfolio, BEA Strategic Fixed Income Portfolio, BEA U.S. Core Equity Portfolio, BEA U.S. Core Fixed Income Portfolio, and BEA Municipal Bond Fund Portfolio (each a "Portfolio", collectively the "Portfolios"), and have represented the Fund and its Portfolios in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement dated as of December 15, 1994 (the "Agreement") among The First National Bank of Boston (the "Bank"), the Fund on behalf of the Portfolios, and other funds advised by BEA Associates ("BEA"). All terms not defined herein and defined in the Agreement shall have the same meanings herein as in the Agreement.

     We have examined executed counterparts of the Agreement and originals, or copies, the authenticity of which has been established to our satisfaction, of such other documents, corporate records, agreements and instruments and certificates of public officials and officers of the Fund as we have deemed necessary as the basis for the opinions herein expressed. As to the questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Fund.

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Fund) executing the Agreement has duly and validly executed and delivered the Agreement, and such party's obligations set forth therein are legal, valid and binding;

The First National Bank of Boston
December 15, 1994
Page 2

     2. Each individual executing the Agreement on behalf of a party (other than the Fund) is duly authorized to do so;

     3.   Each individual executing the Agreement is legally competent to do so;
and

     4. All counterparts of the Agreement submitted to us as originals are authentic. All counterparts of the Agreement submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such counterparts of the Agreement are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the counterparts of the Agreement are true and complete.

     The phrase "known to us" means the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based on the foregoing and having regard for such legal considerations as we have deemed relevant, and subject to the limitations and qualifications below, it is our opinion that:

     1. The Fund is duly organized and validly existing under the laws of the State of Maryland and is duly qualified to do business in each other jurisdiction wherein the nature of its properties or its business requires such qualification and in which the failure to be so qualified may reasonably be expected to materially and adversely affect the business, assets or condition (financial or otherwise) of the Fund.

     2. The Fund is registered as an open-end management company under the Investment Company Act of 1940.

     3. The execution, delivery and performance by the Fund of the Agreement are within the corporate powers of the Fund, have been duly authorized by all necessary and proper action on the part of the Fund, and do not and will not:
(i) violate or contravene any provision of the Fund's charter documents or bylaws, as amended and in effect on the date hereof; (ii) contravene any provision of the Fund's Prospectus or Registration Statement, as applicable;
(iii) to our knowledge, conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property or assets of the Fund under, any material agreement, trust deed, indenture, mortgage or other instruments to which the Fund is a party or by which the Fund or any of the property or assets of the Fund is bound or affected; or (iv) to our knowledge, violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official to the extent applicable to the Fund.

The First National Bank of Boston
December 15, 1994
Page 3

     4. The Agreement has been duly executed and delivered by the Fund. We know of no reason why the choice of law provisions of the Agreement, which set forth Massachusetts law as the governing law, would not be enforced by the courts of the State of Maryland, as agreed upon by the parties; provided, however, that there is a substantial or vital relationship between the chosen situs and the issue to be decided and that the particular application of such laws does not violate public policy as applied by the courts of the State of Maryland.

     5. No authorization, approval, consent, or other action by, and no notice to or filing with, any shareholder or creditor of the Fund, or governmental or regulatory agency or authority, is required to make valid and legally binding the execution, delivery and performance by the Fund of the Agreement or the consummation by the Fund of the transactions contemplated by the Agreement, or the exercise by the Bank of its rights and remedies thereunder.

     6. To our knowledge, there are no pending or threatened actions, suits, investigations or proceedings at law or in equity before any federal or state court, governmental or regulatory authority, agency, commission, board, bureau or instrumentality, or board of arbitration, against or affecting the Fund or its right, title and interest in or to any of its properties or assets, an adverse decision in which could materially and adversely affect the financial condition or business of the Fund.

     We are members of the Bars of the Commonwealth of Pennsylvania and the State of Maryland only and do not opine as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the State of Maryland and the laws of the United States, and the opinion set forth above is, accordingly, limited to the laws of those jurisdictions.

     This letter and the opinion expressed herein are being furnished solely for your information and may not be relied upon by any other person without our prior written consent.

     Very truly yours,

                     THE LATIN AMERICA INVESTMENT FUND, INC.
                      [THE LATIN AMERICA EQUITY FUND, INC.]
                             [THE CHILE FUND, INC.]
                        [THE BRAZILIAN EQUITY FUND, INC.]


                            CERTIFICATE OF SECRETARY


     I, the undersigned, the duly elected Secretary of _________________, a Maryland corporation (the "Borrower"), hereby certify that:

     1. Attached hereto as EXHIBIT A is a true and correct copy of the Articles of Incorporation of the Borrower and all amendments thereto, which Articles of Incorporation are in full force and effect.

     2. Attached hereto as EXHIBIT B is a true and correct copy of the bylaws of the Borrower and all amendments thereto, which bylaws are in full force and effect.

     3. Attached hereto as EXHIBIT C is a true, correct and complete copy of resolutions of the Board of Directors of the Borrower adopted as of ______________, relating to a certain Credit Agreement with The First National Bank of Boston dated as of December 31, 1993, which resolutions are certified by me, are duly authorized, have not been modified and are in full force and effect on the date hereof.

     4. Each of the persons named below is a duly elected, qualified and acting officer of the Borrower serving in the capacity set forth below, and set forth opposite his name below is his genuine autographic signature in the usual form thereof with which I am familiar:

     NAME           TITLE               SIGNATURE
     ----           -----               ---------


     IN WITNESS WHEREOF, I have executed this Certificate this ________ day of ______________, 1993.
                         _______________________________

                         _______________________________
                         Secretary
[SEAL]

     The undersigned hereby certifies that the person executing the above Certificate as Secretary of the Borrower is, on and as of the date hereof, the duly elected, qualified and acting Secretary of the Borrower, and the signature of such person appearing above is such person's true signature.

                      ___________________________________

                                                                     EXHIBIT B-2


               FORM OF OPINION OF COUNSEL TO THE FIRST ISRAEL FUND

                         December 15, 1994


The First National Bank of Boston
100 Federal Street
Boston, MA 02110

     RE: Amended and Restated Credit Agreement dated as of December 15, 1994 by and among The First National Bank of Boston and each of The Latin America Investment Fund, Inc., The Latin America Equity Fund, Inc., The Chile Fund, Inc., The Brazilian Equity Fund, Inc., The Portugal Fund, Inc., The First Israel Fund, Inc., The Indonesia Fund, Inc., The Emerging Markets Telecommunications Fund, Inc., The Emerging Markets Infrastructure Fund, Inc. and The RBB Fund, acting on behalf of BEA Emerging Markets Equity Portfolio, BEA Global Fixed Income Portfolio, BEA International Equity Portfolio, BEA Municipal Bond Fund Portfolio, BEA Strategic Fixed Income Portfolio, BEA U.S. Core Equity Portfolio, and BEA U.S. Core Fixed Income Portfolio.


Ladies and Gentlemen:

     We have acted as special counsel to The First Israel Fund, Inc., a Maryland corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement, dated as of December 15, 1994 (the "Agreement"), among The First National Bank of Boston (the "Bank") and each of the Borrowers (as defined in the Agreement). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Agreement.

     In our examination we have assumed the genuineness of all signatures (other than those of the Borrower) including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the Borrower's Certificate described below.

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

     (a)  the Agreement,

     (b) the certificate of the Borrower executed by ________________________ dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Borrower's Certificate");

     (c) certified copies of the Articles of Incorporation and By-laws of the Borrower;

     (d) a certified copy of certain resolutions of the Board of Directors of the Borrower adopted on October __, 1994;

     (e) certificates from public officials in the States of Maryland and New York as to the good standing of the Borrower in each jurisdiction; and

     (f) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal laws of the United States of America.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Borrower is qualified to do business and is in good standing as a foreign corporation under the laws of the State of New York.

     2. The Borrower has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement and the consummation by the Borrower of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Borrower. The Agreement has been duly executed and delivered by the Borrower.

     3. The Agreement, if it were governed by New York law, would constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     4. The execution and delivery by the Borrower of the Agreement and the performance by the Borrower of its obligations under the Agreement, in accordance with its terms, do not (i) conflict with the Certificate of Incorporation or By-laws of the Borrower, (ii) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any Applicable Contracts. "Applicable Contracts" mean those agreements or instruments set forth on Schedule I and which have been identified to us as all the agreements and instruments which are material to the business or financial condition of the Borrower.

     5. Neither the execution, delivery or performance by the Borrower of the Agreement nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations G, U and X of the Federal Reserve Board) which, in our experience, are normally applicable to transactions with registered investment companies similar to the Borrower and of the type contemplated by the Agreement.

     6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by the Borrower. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority (as hereinafter defined) pursuant to Applicable Laws. "Governmental Authority" means any federal or New York executive, legislative, judicial, administrative or regulatory body.

     7. Neither the execution, delivery or performance by the Borrower of its obligations under the Agreement nor compliance by the Borrower with the terms thereof will contravene any Applicable Order against the Borrower. For purposes of this paragraph 7, the term "Applicable Orders" means those orders or decrees of Governmental Authorities identified on Schedule II and which have been identified to us as all the material orders or decrees binding on the Borrower or affecting any of the Borrower's properties, assets or business.

     8. The Borrower is registered as a closed-end management investment company under the 1940 Act.

     9. To our knowledge, there are no pending or threatened actions, suits, investigations or proceedings at law or in equity before any federal or state court, governmental or regulatory authority, agency, commission, board, bureau or instrumentality, or board of arbitration, against or affecting the Borrower or its right, title and interest in or to any of its properties or assets an adverse decision in which could materially and adversely affect the financial condition or business of the Borrower.

     10. We know of no reason why the choice of law provisions of the Agreement, which set forth Massachusetts law as the governing law, would not be enforced by the courts of the State of New York, as agreed upon by the parties; provided, however, that the particular application of such laws does not violate public policy as applied in New York.

     In rendering the foregoing opinions, we have assumed, with your consent, that:

     (a) The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Maryland.

     (b) The execution, delivery and performance of any of its obligations under the Agreement does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Borrower or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein),
(ii) any rule, law or regulation to which the Borrower is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein), (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein); and

     (c) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Agreement or the transactions contemplated thereby.

     Our opinions are also subject to the following assumptions and qualifications:

     (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

     (b) we have assumed the Agreement constitutes the legal, valid and binding obligation of each party to such Agreement (other than the Borrower) enforceable against such party (other than the Borrower) in accordance with its terms;

     (c) we express no opinion as to the effect on the opinion expressed herein of (i) the compliance or non-compliance of the Bank to the Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of the Bank;

     (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Agreement that are violative of public policy underlying any law, rule or regulation (including, any federal or state securities laws, rule or regulation); and

     (e) we express no opinion as to the enforceability of any provision of the Agreement to the extent it authorizes or permits the Bank or any purchaser of a participation interest from the Bank to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

     This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.

     Very truly yours,

                                                                     EXHIBIT B-3


                   FORM OF OPINION OF COUNSEL TO THE BORROWERS


                         December 15, 1994



The First National Bank of Boston
100 Federal Street
Boston, MA 02110

     RE: Amended and Restated Credit Agreement dated as of December 15, 1994 by and among The First National Bank of Boston and each of The Latin America Investment Fund, Inc., The Latin America Equity Fund, Inc., The Chile Fund, Inc., The Brazilian Equity Fund, Inc., The Portugal Fund, Inc., The First Israel Fund, Inc., The Indonesia Fund, Inc., The Emerging Markets Telecommunications Fund, Inc., The Emerging Markets Infrastructure Fund, Inc. and The RBB Fund, acting on behalf of BEA Emerging Markets Equity Portfolio, BEA Global Fixed Income Portfolio, BEA International Equity Portfolio, BEA Municipal Bond Fund Portfolio, BEA Strategic Fixed Income Portfolio, BEA U.S. Core Equity Portfolio, and BEA U.S. Core Fixed Income Portfolio.

Gentlemen:

     We are counsel to each of The Latin America Investment Fund, Inc., The Latin America Equity Fund, Inc., The Chile Fund, Inc., The Brazilian Equity Fund, Inc., The Portugal Fund, Inc., The Indonesia Fund, Inc., The Emerging Markets Telecommunications Fund, Inc. and The Emerging Markets Infrastructure Fund, Inc. (each a "BORROWER" and collectively, the "BORROWERS") and have represented the Borrowers in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement dated as of December 15, 1994 (the "AGREEMENT") among The First National Bank of Boston (the "BANK") and each of the Borrowers and The RBB Fund, Inc. All terms not defined herein and defined in the Agreement shall have the same meanings herein as in the Agreement.

     We have examined executed counterparts of the Agreement and originals, or copies, the authenticity of which has been established to our satisfaction, of such other documents, corporate records, agreements and instruments and certificates of public officials and officers of the Borrowers as we have deemed necessary as the basis for the opinions herein expressed. As to the questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Borrowers.

     Based on the foregoing and having regard for such legal considerations as we have deemed relevant, and subject to the limitations and qualifications below, it is our opinion that:

     1. Each of the Borrowers is duly organized and validly existing under the laws of the State of Maryland and is duly qualified to do business in each other jurisdiction wherein the nature of its properties or its business requires such qualification and in which the failure to be so qualified may reasonably be expected to materially adversely affect the business, assets or condition (financial or otherwise) of such Borrower.

     2. Each of the Borrowers is registered as a closed-end management investment company under the 1940 Act.

     3. The execution, delivery and performance by each Borrower of the Agreement are within the corporate powers of such Borrower, have been duly authorized by all necessary and proper action on the part of such Borrower, and do not and will not (i) violate or contravene any provision of such Borrower's charter documents or bylaws, as amended and in effect on the date hereof; provided, however, that further approval by the Board of Directors of The Indonesia Fund, Inc. is required with respect to any drawdown by that Fund aggregating in excess of $500,000, (ii) violate or contravene any provision of such Borrower's Prospectus or Registration Statement, as applicable, (iii) to our knowledge, conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property or assets of such Borrower under, any material agreement, trust deed, indenture, mortgage or other instrument to which such Borrower is a party or by which such Borrower or any of the property or assets of such Borrower is bound or affected, or (iv) to our knowledge, violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official.

     4. The Agreement has been duly executed and delivered by each Borrower. We know of no reason why the choice of law provisions of the Agreement, which set forth Massachusetts law as the governing law, would not be enforced by the courts of the State of Maryland, as agreed upon by the parties; provided, however, that the particular application of such laws does not violate public policy as applied in Maryland.

     5. No authorization, approval, consent, or other action by, and no notice to or filing with, any shareholder or creditor of any Borrower, or governmental or regulatory agency or authority, is required to make valid and legally binding the execution, delivery and performance by such Borrower of the Agreement or the consummation by such Borrower of the transactions contemplated by the Agreement, or the exercise by the Bank of its rights and remedies thereunder.

     6. To our knowledge, there are no pending or threatened actions, suits, investigations or proceedings at law or in equity before any federal or state court, governmental or regulatory authority, agency, commission, board, bureau or instrumentality, or board of arbitration, against or affecting any Borrower or its right, title and interest in or to any or its properties or assets an adverse decision in which could materially and adversely affect the financial condition or business of such Borrower.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States and the opinion set forth above is, accordingly, limited to the laws of those jurisdictions. As to matters involving the application of the laws of the State of Maryland, we have relied on the opinion of even date herewith of Messrs. Venable, Baetjer and Howard that is attached to this opinion.

This letter and the opinion expressed herein are being furnished solely for your information and may not be relied upon by any other person without our prior written consent.

                    Very truly yours,

                                                                     EXHIBIT B-3


          FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO THE BORROWERS


                              December 15, 1994

Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY  10022

Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York 10022

     RE: Amended and Restated Credit Agreement dated as of December 15, 1994 by and among The First National Bank of Boston and each of The Latin America Investment Fund, Inc., The Latin America Equity Fund, Inc., The Chile Fund, Inc., The Brazilian Equity Fund, Inc., The Portugal Fund, Inc., The First Israel Fund, Inc., The Indonesia Fund, Inc., The Emerging Markets Telecommunications Fund, Inc., The Emerging Markets Infrastructure Fund, Inc. and The RBB Fund, acting on behalf of BEA Emerging Markets Equity Portfolio, BEA Global Fixed Income Portfolio, BEA International Equity Portfolio, BEA Municipal Bond Fund Portfolio, BEA Strategic Fixed Income Portfolio, BEA U.S. Core Equity Portfolio, and BEA U.S. Core Fixed Income Portfolio.

Ladies and Gentlemen:

     We have served as special Maryland counsel to each of The Latin America Investment Fund, Inc., The Latin America Equity Fund, Inc., The Chile Fund, Inc., The Brazilian Equity Fund, Inc., The Portugal Fund, Inc., The First Israel Fund, Inc., The Indonesia Fund, Inc., The Emerging Markets Telecommunications Fund, Inc. and The Emerging Markets Infrastructure Fund, Inc. (each a "BORROWER" and collectively, the "BORROWERS") in connection with the Amended and Restated Credit Agreement dated as of December 15, 1994 (the "AGREEMENT") among The First National Bank of Boston (the "BANK"), each of the Borrowers and The RBB Fund, Inc., acting on behalf of its various portfolios described above. We have not served as counsel to, and this opinion is not rendered on behalf of, The RBB Fund, Inc. or its various portfolios. All terms not defined herein and defined in the Agreement shall have the same meanings herein as in the Agreement.

     We have examined the Borrowers' respective Charters and Bylaws and such other documents, corporate records, and instruments as we have deemed necessary as the basis for the opinions herein expressed. We have relied upon a certificate of the Secretary of each of the Borrowers with respect to their respective Bylaws, their form of the Agreement, and actions taken by their Boards of Directors with respect to the Agreement. We have also relied upon certificates of the Maryland State

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Department of Assessments and Taxation to the effect that the Borrowers are duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland. We have assumed, without independent verification and the genuineness of signatures, the authenticity of all documents furnished to us, and the conformity of copies to the originals.

     Based on the foregoing and subject to the limitations and qualifications below, it is our opinion that:

     1. Each of the Borrowers is duly organized and validly existing under the laws of the State of Maryland.

     2. The execution, delivery and performance by each Borrower of the Agreement are within the corporate powers of such Borrower, have been duly authorized by all necessary and proper action on the part of such Borrower, and do not and will not violate or contravene any provision of such Borrower's Charter or Bylaws, as amended and in effect on the date hereof; provided, however, that further approval by the Board of Directors of The Indonesia Fund, Inc. is required with respect to any drawdown by that Fund aggregating in excess of $500,000.

     3. We know of no reason why the choice of law provisions of the Agreement, which set forth Massachusetts law as the governing law, would not be enforced by the courts of the State of Maryland, as agreed upon by the parties; provided, however, that the particular application of such laws does not violate public policy as applied in Maryland.

     The Charters and Bylaws of the Borrowers require compliance with various provisions of the Investment Company Act of 1940. We express no opinion with respect to such compliance.

     This letter expresses our opinion with respect to the Maryland General Corporation Law governing the matters set forth above. It does not extend to the securities or "Blue-Sky" laws of Maryland, to federal securities laws, or to other laws.

     You may each rely upon our foregoing opinion in rendering your respective opinions to the Bank pursuant to the Agreement.


                         Very truly yours,


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